Exhibit 99.1

Moelis & Company Reports Record Full Year 2021 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

Record Full Year Revenues, Net Income and Earnings Per Share

•	For the fiscal year and fourth quarter of 2021, GAAP revenues were $1,540.6 million and $425.0 million, respectively
•	Record annual Adjusted revenues of $1,558.0 million, up 65% from the prior year; Adjusted revenues for the fourth quarter of 2021 were $417.3 million
•

GAAP net income of $5.34 per share (diluted) for the full year and $1.41 per share (diluted) for the fourth quarter of 2021; Adjusted net income of $5.40 per share (diluted) for the full year and $1.42 per share (diluted) for the fourth quarter of 2021, respectively

•	Full year 2021 Adjusted pre-tax margin of 34% versus 29% in the prior year
•	Continued to execute on organic growth strategy:
—	Added 11 Managing Directors in 2021 through internal development and key external hires
—	Promoted 16 advisory professionals to Managing Director in early 2022, marking the largest class of promotes in Firm history
—	Strong pipeline of internal and external senior level talent
•	Strong balance sheet with cash and short term investments of $721.2 million and no debt or goodwill
—	Declared $0.60 per share dividend; declared two special dividends during fiscal year 2021
—	During the year, we repurchased a record 1.9 million shares of our common stock
—	With respect to the 2021 performance year, we will have returned approximately $575 million of capital through dividends and share repurchases

NEW YORK, February 9, 2022 – Moelis & Company (NYSE: MC) today reported financial results for the year ended December 31, 2021. The Firm’s fiscal year 2021 GAAP revenues were $1,540.6 million as compared with $943.3 million in the prior year period. Fiscal year 2021 Adjusted revenues were $1,558.0 million as compared with Adjusted revenues of $943.3 million in the prior year, or an increase of 65% and our largest annual revenues on record. GAAP net income for the year was $423.0 million, or $5.34 per share (diluted), as compared with $218.4 million or $2.95 per share in the prior year. On an Adjusted basis, the Firm reported net income of $410.3 million for fiscal year 2021 as compared with $209.1 million in the prior year. On a per share basis, the Firm reported a record Adjusted net income of $5.40 per share (diluted) in 2021, up 86% from the $2.91 per share (diluted) reported in the prior year. GAAP and

Adjusted net income in the fiscal year 2021 include net tax benefits of $0.26 per share and $0.27 per share, respectively, related to the settlement of share-based awards.

We achieved record fourth quarter GAAP revenues of $425.0 million during 2021, as compared with GAAP revenues of $422.0 million in the prior year period, or an increase of 1%. The Firm reported fourth quarter 2021 Adjusted revenues of $417.3 million, as compared with $422.0 million in the fourth quarter of 2020. The Firm reported fourth quarter 2021 GAAP net income of $113.5 million, or $1.41 per share (diluted). On an Adjusted basis, the Firm reported net income of $109.4 million or $1.42 per share (diluted) for the fourth quarter of 2021, which compares with $146.2 million of net income or $1.99 per share (diluted) in the prior year period.

“Our record full year 2021 revenues reflect year-over-year growth across all of our products and regions, with our 2021 M&A activity on its own exceeding our total 2020 revenues. By executing on our strategy of profitable organic growth, we achieved the highest pre-tax margin in Firm history, which permitted us to return a significant amount of capital to shareholders,” said Ken Moelis, Chairman and Chief Executive Officer.

“The achievements of the year go well beyond our financial performance. We recently announced 16 Managing Director banker promotes, the largest class in Firm history. I am proud that nearly 50% of our current Managing Directors have been home grown on our platform, which highlights the value of relentlessly focusing on internal development.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s fourth quarter and full year operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*

	Twelve Months Ended December 31,
($ in thousands except per share data)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Revenues	$1,540,611	$943,276	63%	$1,557,997	$943,276	65%
Income (loss) before income taxes	536,313	270,113	99%	534,959	269,011	99%
Provision (benefit) for income taxes	113,335	51,675	119%	124,705	59,947	108%

Net income (loss)	422,978	218,438	94%	410,254	209,064	96%

Net income (loss) attributable to noncontrolling interests	57,765	39,607	46%	-	-	N/M

Net income (loss) attributable to Moelis & Company	$365,213	$178,831	104%	$410,254	$209,064	96%

Diluted earnings per share	$5.34	$2.95	81%	$5.40	$2.91	86%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended December 31,
($ in thousands except per share data)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Revenues	$425,017	$422,028	1%	$417,277	$422,028	-1%
Income (loss) before income taxes	157,128	217,433	-28%	156,455	207,620	-25%
Provision (benefit) for income taxes	43,614	61,870	-30%	47,101	61,430	-23%

Net income (loss)	113,514	155,563	-27%	109,354	146,190	-25%

Net income (loss) attributable to noncontrolling interests	14,466	29,081	-50%	-	-	N/M

Net income (loss) attributable to Moelis & Company	$99,048	$126,482	-22%	$109,354	$146,190	-25%

Diluted earnings (loss) per share	$1.41	$1.97	-28%	$1.42	$1.99	-29%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

For the year ended December 31, 2021, GAAP revenues were $1,540.6 million, which compares with $943.3 million of GAAP revenues earned in fiscal year 2020. On an Adjusted basis, we achieved record fiscal year revenues of $1,558.0 million, as compared with $943.3 million in 2020, or an increase of 65%. This compares favorably with a 56%1 increase in the number of global completed M&A transactions in the same period. Our growth during the year was primarily driven by a significant increase in the number of transaction completions, with particular strength in our M&A and Capital Markets activity and higher average fees earned across all products.

GAAP revenues of $425.0 million in the fourth quarter of 2021 were up 1% from GAAP revenues of $422.0 million in the fourth quarter of 2020. On an Adjusted basis, we achieved fourth quarter 2021

1Source: Refinitiv as of January 6, 2022; includes all globally completed transactions greater than $100mm revenues of $417.3 million, our third largest quarter of revenues on record, which compares with $422.0 million of Adjusted revenues in the fourth quarter of 2020.

Additionally, we continue to position ourselves for the future of the business by investing in the franchise and areas of the business in which we want to grow. In early 2022, we promoted 16 advisory professionals to Managing Director. Advisory Professionals: Alan Aberg (U.S./Gaming & Lodging and SPAC Advisory), Amy Chen (U.S./Healthcare Technology), Brad Davis (U.S./M&A), Sloan Harris (U.S./Capital Solutions), Andrew Jardine (U.S./Software Technology), Mark Karasik (U.S./Asset Management), Grant Kassel (U.S./Cannabis), Amit Kumar (MENA/Regional Coverage), Nadim Laiwala (U.S./Hardware Technology), Daniel Muldoon (EMEA/Equity Advisory), Michael Openlander (U.S./Energy Infrastructure), Mayank Pagaria (India/Regional Coverage), Benjamin Port (U.S./Private Equity Solutions), Brian Tichenor (U.S./Financial Institutions and SPAC Advisory), Carl Torrillo (U.S./Capital Goods), and Daniel Zweben (U.S./Media).

As of the date of this release, we have 136 advisory Managing Directors on our platform. We continue to identify bankers who will excel on our platform and we have a robust pipeline of 2022 potential Managing Director hires.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*

	Twelve Months Ended December 31,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Expenses:
Compensation and benefits	$913,909	$560,803	63%	$910,922	$559,512	63%
% of revenues	59.3%	59.5%		58.5%	59.3%
Non-compensation expenses	$130,785	$116,764	12%	$130,785	$116,764	12%
% of revenues	8.5%	12.4%		8.4%	12.4%
Total operating expenses	$1,044,694	$677,567	54%	$1,041,707	$676,276	54%
% of revenues	67.8%	71.8%		66.9%	71.7%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended December 31,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Expenses:
Compensation and benefits	$235,803	$188,919	25%	$234,474	$188,473	24%
% of revenues	55.5%	44.8%		56.2%	44.7%
Non-compensation expenses	$36,106	$26,648	35%	$36,106	$26,648	35%
% of revenues	8.5%	6.3%		8.7%	6.3%
Total operating expenses	$271,909	$215,567	26%	$270,580	$215,121	26%
% of revenues	64.0%	51.1%		64.8%	51.0%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $1,044.7 million for the year and $271.9 million for the fourth quarter ended December 31, 2021. On an Adjusted basis, operating expenses were $1,041.7 million for the fiscal year, and $270.6 million for the fourth quarter of 2021, respectively, as compared with $676.3 million and $215.1 million in the fiscal year and fourth quarter of 2020. The increase in operating expenses during both current year periods was primarily associated with increased compensation and benefits expenses.

Compensation and benefits expenses on a GAAP basis were $913.9 million for the year and $235.8 million for the fourth quarter of 2021. Adjusted compensation and benefits expenses were $910.9 million for the year and $234.5 million for the fourth quarter of 2021. This compares with Adjusted compensation and benefits expenses of $559.5 million and $188.5 million during the fiscal year and fourth quarter ended December 31, 2020, respectively. The increase in Adjusted compensation and benefits expenses during fiscal year 2021 is primarily attributable to a larger bonus expense accrual, associated with meaningfully higher annual revenues earned as compared with the prior year.

Non-compensation expenses on a GAAP and Adjusted basis were $130.8 million in fiscal year 2021, as compared with $116.8 million in the prior year. Our non-compensation expense ratio decreased from 12% in 2020 to 8% in 2021, largely due to meaningfully higher revenues versus the prior year, sustained low levels of travel and related expenses, and continued expense discipline. In the fourth quarter of 2021, GAAP and Adjusted non-compensation expenses were $36.1 million, as compared with $26.7 million in the prior year period. Our fourth quarter non-compensation expenses increased from the same period of the prior year primarily due to a rebound in travel and related expenses and an increase in transaction related expenses, associated with higher activity levels.

	GAAP			Adjusted (non-GAAP)*

	Twelve Months Ended December 31,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Other income (expenses)	$40,396	$4,404	817%	$18,669	$2,011	828%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended December 31,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Other income (expenses)	$4,020	$10,972	-63%	$9,758	$713	1,269%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $40.4 million for fiscal year ended December 31, 2021, as compared with $4.4 million in the prior year. Included in other income (expenses) for the year is a $20.2 million gain associated with the sale of 6.0 million shares of MA Financial, and other dilution gains related to shares issued in connection with a company acquisition executed by MA Financial. In addition, other income (expenses) for the year included $2.8 million of net unrealized losses from the mark-to-market impact on shares received in lieu of cash in connection with certain transaction advisory services provided to clients. On an Adjusted basis, other income was $18.7 million, as compared with $2.0 million in the prior year. The economics of the $20.2 million gain and net $2.8 million unrealized loss mentioned above are included within Adjusted revenues. The adjustment did not impact our GAAP or Adjusted earnings per share.

For the fourth quarter of 2021, other income (expenses) on a GAAP basis was $4.0 million, as compared with $11.0 million in the prior year period. On an Adjusted basis, other income (expenses) was $9.8 million, as compared with $0.7 million in the prior year period. In the fourth quarter of 2021, we recorded a loss of $7.7 million related to net unrealized losses from the mark-to-market impact on shares received in lieu of cash in connection with certain transaction advisory services provided to clients.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax. Income on the remaining 9% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item. For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and fiscal year operating result was taxed at our corporate effective tax rate of approximately 30.1% and 23.3%, respectively, after taking into account the excess tax benefit of approximately $20.3 million related to the delivery of equity-based compensation.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2021, we held cash and liquid investments of $721.2 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share dividend will be paid on March 28, 2022 to common stockholders of record on February 22, 2022. With respect to the 2021 performance year, we will have returned to shareholders an aggregate amount of $6.85 per share in regular quarterly and special dividends. In addition, during fiscal year 2021, we repurchased approximately 1.9 million shares of our common stock for a total cost of $104.1 million. In total, for the 2021 performance year, we will have returned approximately $575 million in capital to shareholders through dividends and share repurchases.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 9, 2022, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our full year and fourth quarter 2021 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Fourth Quarter 2021 Earnings Call. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 2005994.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from 21 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effects of the COVID-19 pandemic. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control. Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses includes amounts reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses are useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) excludes amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes, which are discussed below.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues	$425,017	$422,028	$1,540,611	$943,276

Expenses
Compensation and benefits	235,803	188,919	913,909	560,803
Occupancy	6,307	7,469	26,533	30,033
Professional fees	5,254	3,995	21,826	18,378
Communication, technology and information services	9,359	8,064	35,373	32,181
Travel and related expenses	6,450	1,691	15,399	12,845
Depreciation and amortization	2,209	1,492	7,242	4,708
Other expenses	6,527	3,937	24,412	18,619

Total Expenses	271,909	215,567	1,044,694	677,567

Operating income (loss)	153,108	206,461	495,917	265,709
Other income (expenses)	4,020	10,972	40,396	4,404

Income (loss) before income taxes	157,128	217,433	536,313	270,113
Provision (benefit) for income taxes	43,614	61,870	113,335	51,675

Net income (loss)	113,514	155,563	422,978	218,438

Net income (loss) attributable to noncontrolling interests	14,466	29,081	57,765	39,607

Net income (loss) attributable to Moelis & Company	$99,048	$126,482	$365,213	$178,831

Weighted-average shares of Class A common stock outstanding
Basic	64,316,021	59,157,705	63,125,497	56,566,645

Diluted	70,258,779	64,358,909	68,435,579	60,723,365

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.54	$2.14	$5.79	$3.16

Diluted	$1.41	$1.97	$5.34	$2.95

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Twelve Months Ended December 31, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,540,611	$17,386	(a)(b)	$1,557,997

Compensation and benefits	913,909	(2,987	) (c)	910,922
Other income (expenses)	40,396	(21,727	) (a)(b)(c)(d)	18,669

Income (loss) before income taxes	536,313	(1,354)		534,959
Provision (benefit) for income taxes	113,335	11,370	(d)(e)	124,705

Net income (loss)	422,978	(12,724)		410,254

Net income (loss) attributable to noncontrolling interests	57,765	(57,765	) (f)	-

Net income (loss) attributable to Moelis & Company	$365,213	$45,041		$410,254

Weighted-average shares of Class A common stock outstanding
Basic	63,125,497	7,605,285	(f)	70,730,782

Diluted	68,435,579	7,605,285	(f)	76,040,864

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$5.79			$5.80

Diluted	$5.34			$5.40

(a)	Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm’s sale of 6.0 million shares of MA Financial Group Limited.
(b)

Reflects a reclassification of $2.8 million of other expenses to revenues related to unrealized losses from the mark-to-market impact on shares received in lieu of cash as partial payment for advisory services provided on certain transactions.

(c)	Reflects a reclassification of $3.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(d)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.3 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $1.4 million which is not included in the corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Twelve Months Ended December 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$560,803	$(1,291	) (a)	$559,512
Other income (expenses)	4,404	(2,393	) (a)(b)	2,011

Income (loss) before income taxes	270,113	(1,102)		269,011
Provision (benefit) for income taxes	51,675	8,272	(b)(c)	59,947

Net income (loss)	218,438	(9,374)		209,064

Net income (loss) attributable to noncontrolling interests	39,607	(39,607	) (d)	-

Net income (loss) attributable to Moelis & Company	$178,831	$30,233		$209,064

Weighted-average shares of Class A common stock outstanding
Basic	56,566,645	11,226,666	(d)	67,793,311

Diluted	60,723,365	11,226,666	(d)	71,950,031

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$3.16			$3.08

Diluted	$2.95			$2.91

(a)	Reflects a reclassification of $1.3 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. The tax provision includes a tax benefit related to the settlement of share-based awards of $8.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.5%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended December 31, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$425,017	$(7,740	) (a)	$417,277

Compensation and benefits	235,803	(1,329	) (b)	234,474
Other income (expenses)	4,020	5,738	(a)(b)(c)(d)	9,758

Income (loss) before income taxes	157,128	(673)		156,455
Provision (benefit) for income taxes	43,614	3,487	(c)(d)	47,101

Net income (loss)	113,514	(4,160)		109,354

Net income (loss) attributable to noncontrolling interests	14,466	(14,466	) (e)	-

Net income (loss) attributable to Moelis & Company	$99,048	$10,306		$109,354

Weighted-average shares of Class A common stock outstanding
Basic	64,316,021	6,735,973	(e)	71,051,994

Diluted	70,258,779	6,735,973	(e)	76,994,752

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.54			$1.54

Diluted	$1.41			$1.42

(a)

Reflects a reclassification of $7.7 million of other expenses to revenues related to unrealized losses from the mark-to-market impact on shares received in lieu of cash as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $1.3 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our effective tax rate for the period presented is 30.1%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the corporate effective tax rate for the period presented.

(d)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended December 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$188,919	$(446	) (a)	$188,473
Other income (expenses)	10,972	(10,259	) (a)(b)	713

Income (loss) before income taxes	217,433	(9,813)		207,620
Provision (benefit) for income taxes	61,870	(440	) (b)(c)	61,430

Net income (loss)	155,563	(9,373)		146,190

Net income (loss) attributable to noncontrolling interests	29,081	(29,081	) (d)	-

Net income (loss) attributable to Moelis & Company	$126,482	$19,708		$146,190

Weighted-average shares of Class A common stock outstanding
Basic	59,157,705	9,282,569	(d)	68,440,274

Diluted	64,358,909	9,282,569	(d)	73,641,478

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.14			$2.14

Diluted	$1.97			$1.99

(a)	Reflects a reclassification of $0.4 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. The tax provision includes the reversal of approximately $7.7 million of tax benefit pursuant to the CARES Act accrued in prior periods.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.